NEWS RELEASE

BIOLASE TO RAISE $12 MILLION FROM INSTITUTIONAL AND INDIVIDUAL INVESTORS IN PRIVATE PLACEMENT

IRVINE, CA (July 21, 2014) — BIOLASE, Inc. (NASDAQ:BIOL), the world’s leading dental laser manufacturer and distributor, announced today that Jack W. Schuler, Oracle Partners, L.P. and other Oracle funds, Birchview Capital and certain BIOLASE directors and officers have agreed to purchase $12 million of unregistered shares of BIOLASE common stock in a private placement transaction. Under the terms of the private placement, BIOLASE has agreed to sell an aggregate of 6,250,000 shares of its common stock at the price of $1.92 per share. In connection with the transaction, BIOLASE agreed to use commercially reasonable efforts to file within 30 days of the closing a registration statement with the Securities and Exchange Commission to register the resale of the shares issued at the closing.

The private placement is expected to close on or about July 22, 2014, subject to customary closing conditions. The proceeds will be used to repay all outstanding indebtedness under BIOLASE’s loan agreement with Comerica Bank and for working capital and general corporate purposes.

Northland Securities, Inc. acted as exclusive placement agent in connection with the offering.

Paul N. Clark, Chairman of the Board of Directors of BIOLASE, said, “We are very pleased to have completed this important private placement financing at market with a number of veteran institutional and individual biotechnology investors, and we expect the proceeds raised to fuel the Company’s growth and innovation efforts.”

Jeffrey M. Nugent, Acting Chief Executive Officer and director of BIOLASE, said, “This investment will help us accomplish our goal to expand BIOLASE’s global leadership position in superior laser technology across a select range of healthcare needs, while primarily focusing on improving the practice of dentistry.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About BIOLASE, Inc.
BIOLASE, Inc. is a biomedical company that develops, manufactures, and markets innovative lasers in dentistry and medicine and also markets and distributes high-end 2-D and 3-D digital imaging equipment, CAD/CAM intraoral scanners, and in-office milling machines and 3-D printers — products that are focused on technologies that advance the practice of dentistry and medicine. BIOLASE’s proprietary laser products incorporate approximately 300 patented and patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. Its innovative products provide cutting-edge technology at competitive prices aimed to deliver the best results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold more than 25,000 laser systems. Other laser products under development address ophthalmology and other medical and consumer markets.

For updates and information on WaterLase and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Pinterest at www.pinterest.com/biolase, LinkedIn at www.linkedin.com/company/biolase, Google+ at www.google.com/+BIOLASEIrvine, Instagram at www.instagram.com/biolaseinc, and YouTube at www.youtube.com/biolasevideos.

BIOLASE® and WaterLase® are registered trademarks of BIOLASE, Inc.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provided by the Securities Reform Act of 1995. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “aims,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Forward-looking statements are based on BIOLASE’s current expectations and are subject to risks, uncertainties and other factors that may cause BIOLASE’s actual results to differ materially from the statements contained in this press release, including those described in Item 1A of BIOLASE’s annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the issuance of this release, and except as required by law, BIOLASE undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the issuance of this release.

For further information, please contact:
Rene Caron
Allen & Caron, Inc.
949-474-4300